UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 22, 2012

                       ENVISION SOLAR INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


          NEVADA                     333-147104                26-1342810
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(State or other Jurisdiction  (Commission File Number)       (IRS Employer
     of Incorporation)                                    Identification No.)


               7675 DAGGET STREET, SUITE 150, SAN DIEGO, CA 92111
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's telephone number, including area code: (858) 799-4583



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          (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

o    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
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         On March 22, 2012, the Company entered into an investment bank services agreement with Allied Beacon Partners, Inc. ("Allied Beacon"), a registered securities broker dealer, to assist in the fund raising efforts relating to a $2,200,000 private placement offering to be made by the Company. Allied Beacon will be compensated with an eight percent (8%) cash fee for any investment brought into this offering, and additionally, they will receive a five percent (5%) fee payable in warrants for the purchase of shares of common stock. These warrants will have a five year term and a strike price of one hundred and ten percent (110%) of the subscribed price of common stock in the offering. The subscription price in the offering is $0.25 per share of common stock.

         Jay Potter, our Director, is a registered representative with Allied Beacon.

          A copy of this agreement is attached hereto as exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01:  FINANCIAL STATEMENTS AND EXHIBITS.
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(d) Exhibits

10.1     Investment Bank Services Agreement with Allied Beacon


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                    ENVISION SOLAR INTERNATIONAL, INC.

March 23, 2012                      By: /s/ Desmond Wheatley
                                        --------------------
                                    Desmond Wheatley, Chief Executive Officer















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